CERTIFICATION UNDER RULE 466

The depositary, Citibank, N.A., represents and certifies the following:

(1)
That it previously had filed a registration statement on Form F-6 (Registration No. 333-134949), which the Commission declared effective, with terms of deposit identical to the terms of deposit of this Post-Effective Amendment No. 2 to Form F-6 Registration Statement; and

(2)	That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

CITIBANK, N.A., as Depositary

By:	/s/ Susan A. Lucanto
	Name:	Susan A. Lucanto
	Title:	Vice President